SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)  June 7, 1996
                                                -------------------------------


                                  VIRAGEN, INC.
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             (Exact name of registrant as specified in its charter)


 Delaware                              0-10252                 59-2101668
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(State or other jurisdiction        (Commission File        (IRS Employer
 or incorporation)                     Number)               Identification No.)



                  2343 West 76th Street, Hialeah, Florida 33016
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          (Address of principal executive offices, including zip code)



Registrant's telephone number, including area code  (305) 557-6000
                                                  -----------------------------


                                       N/A
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          (Former name or former address, if changed since last report)





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ITEM 5 - OTHER EVENTS

         On June 7, 1996, the Company entered into a Securities Purchase Agreement (the "Agreement") with GFL Performance Ltd., GFL Advantage Fund Ltd. and Proton Global Asset Management, LDC (collectively the "Purchaser") pursuant to which the Purchaser acquired 15,000 shares of the Company's recently established 5% Cumulative Convertible Preferred Stock, Series B (the "Series B Preferred Stock") for $15,000,000. The sale of the Series B Preferred Stock represented the completion of the first stage of a $50 million financing commitment. The Company expects to complete the balance of the financing, subject to market and other conditions, as follows: $20 million prior to December 31, 1996 and $15 million prior to April 30, 1997.

         Under the terms of the Series B Preferred Stock, the holders will be entitled to receive a cash dividend equal to 5% of the stated value of the Series B Preferred Stock payable quarterly commencing September 7, 1996, although the Company has the option to utilize shares of its Common Stock, under certain conditions, to satisfy the dividend requirement. The Purchaser has the right to convert the Series B Preferred Stock commencing August 21, 1996 into shares of Common Stock of the Company at a conversion price equal to the lesser of 85% of the average market price for the Company's Common Stock, as described in the Agreement, prior to the conversion date or $8.74. The Company also has a right to require the Purchaser, under certain terms and conditions, to convert the Series B Preferred Stock commencing 180 days following the effective date of a Registration Statement registering the resale of the shares of Common Stock of the Company underlying the Series B Preferred Stock. The Series B Preferred Stock does not carry any voting rights except as required under the Delaware General Corporation Law.

         In connection with the sale and issuance of the Series B Preferred Stock, the Company issued warrants to purchase 225,000 shares of Common Stock of the Company along with certain cash fees to certain finders and an investor representative who participated in the transaction.

ITEM 7 - FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

         EXHIBITS:

         (A)  Securities Purchase Agreement

         (B) Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Series B Preferred Stock








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



                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          VIRAGEN, INC.



                                          By: /s/ Charles F. Fistel
                                              ----------------------------
                                             Charles F. Fistel
                                             Executive Vice President



DATED:  June 25, 1996






























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